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                                                                   EXHIBIT 21

                          EVEREN CAPITAL CORPORATION
                                 SUBSIDIARIES

NAME                                                            STATE OF
----                                                         INCORPORATION
                                                             -------------

EVEREN Securities Holdings, Inc.                             Delaware
     Bateman Eichler, Hill Richards Realty Services, Inc.    California
          Bateman Eichler, Hill Richards Housing
          Investors, Inc.                                    California
     Bateman Eichler, Hill Richards Realty Co.,
     Incorporated                                            California
     BPL Holdings, Inc.                                      Delaware
          Boettcher FTZ Building, Inc.                       Colorado
          Seven Sisters Corp.                                Delaware
     Carnegie Administration Corp.                           New York
          BJVC Real Estate Corporation                       Illinois
     EVEREN Mortgage Group, Inc.                             Delaware
          Gateway Mortgage Acceptance Corporation            Delaware
     EVEREN Securities, Inc.                                 Delaware
          EVEREN Clearing Corp (99.1% owned).                Delaware
     ESI Fund Management, Inc.                               Delaware
     ESI Insurance Agency, Inc. of Colorado                  Colorado
     ESI Insurance Agency, Inc. of Hawaii                    Hawaii
     ESI Insurance Agency, Inc. of Nevada                    Nevada
     ESI Insurance Agency, Inc. of Utah                      Utah
     ESI Insurance Agency, Inc. of Wyoming                   Wyoming
     ESI (MA) Insurance Agency. Inc.                         Massachusetts
     Prescott Realty Services, Inc.                          Ohio
          Prescott Polaris, Inc.                             Delaware
     Bateman Eichler, Hill Richards, Inc. (dormant)          Delaware
     Boettcher & Company, Inc. (dormant)                     Delaware
     Blunt, Ellis & Loewi, Inc. (dormant)                    Delaware
     Lovett Underwood Neuhaus & Webb, Inc. (dormant)         Delaware
     Prescott, Ball & Turben, Inc. (dormant)                 Delaware

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